INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in The Clorox Company Registration Statements No. 33-4083 on Form S-3, Nos. 33-41131, 33-41277, 2-88106 (Post-Effective Amendment
No. 2) and 33-24582 on Form S-8 of our reports dated
August 10, 1994, appearing in and incorporated by reference in this Annual Report on Form 10-K of The Clorox Company for the year ended June 30, 1994.






/s/Deloitte & Touche LLP

San Francisco, California
September 26, 1994